UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information called for by Item 5.02 is incorporated herein by reference from the information set forth under Item 5.07 below.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 13, 2011, Marshall Edwards, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). There were represented at the Annual Meeting, either in person or by proxy, 7,001,138 shares of the Company’s common stock out of a total number of 7,399,986 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following five proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Approval of Transactions Contemplated by the Asset Purchase Agreement. Proposal 1 was a proposal to approve the issuance of the Company’s Series A Convertible Preferred Stock under the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of December 21, 2010, between the Company and Novogen Limited (“Novogen”), its majority shareholder, and Novogen Research Pty Limited, pursuant to which the Company will purchase from Novogen certain assets used in or generated under or in connection with the discovery, development, manufacture and marketing of intellectual property and products based on the field of isoflavonoid technology and on compounds known as isoflavones, including those related to the drug candidates Phenoxodiol, Triphendiol, NV-143 and NV-128, in exchange for newly issued shares of the Company’s Series A Convertible Preferred Stock. The transactions contemplated by the Asset Purchase Agreement are collectively referred to as the “Isoflavone Transaction.” The proposal was approved.

For	Against	Abstain	Broker Non-Votes
6,424,481	2,028	4,200	570,429

Under the Asset Purchase Agreement, it is also a condition to the completion of the Isoflavone Transaction that the transactions contemplated thereby, including the issuance of the Company’s Series A Convertible Preferred Stock, be approved by the holders of a majority of the shares of the Company’s common stock outstanding on the record date, other than shares held by Novogen. The votes cast at the Annual Meeting by holders other than Novogen were as follows:

For	Against	Abstain	Broker Non-Votes
1,180,067	2,028	4,200	570,429

Novogen will also be holding a meeting of its shareholders on May 6, 2011, at which its shareholders will be asked to consider and approve the transactions contemplated by the Asset Purchase Agreement. The Isoflavone Transaction cannot be completed without the approval of the Novogen shareholders.

Proposal 2. – Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a three-year term on the Company’s Board of Directors:

Nominee	For	Withheld	Broker Non-Votes
William D. Rueckert	6,429,135	1,574	570,429
Dr. Christine A. White	6,429,209	1,500	570,429

Philip Johnston, who served as a member of the Company’s Board of Directors since April 2001, elected not to stand for re-election at the Annual Meeting.

Proposal 3. – Advisory Vote on Executive Compensation of Directors. Proposal 3 was a proposal to adopt an advisory resolution that the compensation paid to the Company’s named executive officers, as disclosed in the proxy materials for the Annual Meeting, be approved in all respects. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
6,421,324	3,170	6,215	570,429

Proposal 4. – Advisory Vote on Frequency of Future Say-on-Pay Votes. Proposal 4 was an advisory vote on how frequently the Company should hold an advisory vote on executive compensation. Based on these results, the Board of Directors has determined that the Company will hold an advisory vote on the compensation of executives every three years.

Every year	Every Two Years	Every three years	Abstain	Broker Non-Votes
712,404	12,833	5,695,315	10,157	570,429

Proposal 5. – Ratification of Appointment of Auditors. Proposal 5 was a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011. The proposal was approved.

For	Against	Abstain
6,976,542	4,996	19,600

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: April 18, 2011